EXHIBIT 4.3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

[FACE OF NOTE]

LPG INTERNATIONAL INC.

7.250 % Guaranteed Note Due 2015

CUSIP 50212T AB 1

ISIN US50212TAB17

No.	US$250,000,000.00

LPG INTERNATIONAL INC., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, US$250,000,000.00 on the Maturity Date.

Interest Rate: 7.250% per annum.

Interest Payment Dates: June 20 and December 20 of each year, commencing on the earlier of June 20, 2006 or December 20, 2006 following the expiration of the exchange offer.

Regular Record Dates: June 5 and December 5 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Date:	LPG INTERNATIONAL INC.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 7.250% Guaranteed Notes Due 2015 described in the Indenture referred to in this Note.

JPMorgan Chase Bank, N.A., as Trustee

By:
Authorized Officer

[REVERSE SIDE OF NOTE]

LPG INTERNATIONAL INC.

7.250% Guaranteed Note Due 2015

1. Principal and Interest.

The Issuer promises to pay the principal of this Note on the Maturity Date. The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note at the rate of 7.250% per annum. Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 20 or December 20 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing on the earlier of June 20, 2006 or December 20, 2006 following the expiration of the exchange offer.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing Default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Issuer will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% per annum in excess of the rate per annum borne by this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures; Note.

This is one of the Notes issued under an Indenture dated as of December 20, 2005 (as amended from time to time, the “Indenture”), among the Issuer, Ultrapar Participações S.A. (“Ultrapar”) and Oxiteno S.A. Indústria e Comércio (“Oxiteno”) as the Guarantors, JPMorgan Chase Bank, N.A. as Trustee, Transfer Agent, Registrar and Paying Agent, J.P. Morgan Trust Bank Ltd. as Principal Paying Agent, and J.P. Morgan Bank Luxembourg S.A. as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture, as may be amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured and unsubordinated obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes to US$250,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

The Guarantees are unsecured unsubordinated obligations of Ultrapar and Oxiteno, ranking equally in right of payment with all existing and future unsecured unsubordinated obligations of Ultrapar and Oxiteno.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

The Note is subject to redemption for tax reasons as described in Section 3.03 and Optional Redemption as described in Section 3.02.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a Holder receives after Brazilian withholding tax will equal the amount that the Holder would have received if no withholding tax had been applicable, to the extent described in Section 3.01.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of US$100,000 of original principal amount and any multiple of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or Default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7. Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law principles. Reference is hereby made to the further provisions of submission to jurisdiction, agent for service, waiver of immunities and judgment currency set forth in the Indenture, which will for all purposes have the same effect as if set forth herein.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By:

To be executed by an executive officer

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in original principal amount of this Global Note	Amount of increase in original principal amount of this Global Note	Original principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee